EXHIBIT 10.12

[Conti Complett Letterhead]

October 1st, 2002

DISTRIBUTORSHIP AGREEMENT

Dear Sir,

We hereby give you formal notice of termination of our Agency Agreement signed on October 2nd, 1989.  The Agreement expires on December 31st, 2002.

Best regards,

/s/ Stefano Conti
Conti Complett S.p.A.
Stefano Conti
Managing Director